Exhibit 3.101
0004-395-8

Form LLC-5.5
January 1994

George H. Ryan
Secretary of State
Department of Business Services
Limited Liability Company Division
Room 357, Howlett Building
Springfield, IL 62756

Payment must be made by certified check, cashier’s check, Illinois attorney’s check, Illinois C.P.A.’s check or money order, payable to “Secretary of State.”
Illinois
Limited Liability Company Act
Articles of Organization

Filing Fee $500
SUBMIT IN DUPLICATE
Must be typewritten

This space for use by Secretary of State

Date 10-05-1995
Assigned File # 0004-395-8
Filing Fee $500.00
Approved:
This space for use by Secretary of State [FILED]
1.	Limited Liability Company Name: HERITAGE MONTEREY ASSOCIATES, L.L.C.
(The LLC name must contain the words limited liability company or L.L.C. and cannot contain the terms corporation, corp., incorporated, inc., ltd., co., limited partnership, or L.P.)

2.	Transacting business under an assumed name: ☐Yes ☑ No
(If YES, a Form LLC-1.20 is required to be completed and attached to these Articles.)

3.	The address, including county, of its principal place of business: (Post office box alone and c/o are unacceptable.) Suite 1901 2 North LaSalle Street Chicago, Illinois 60602 Cook County

4.	Federal Employer Identification Number (F.E.I.N.): 36-4056688

5.	The Articles of Organization are effective on: (Check one)
a)	☑ the filing date, or b) ☐ another date later than but not more than 60 days subsequent to the filing date: _____________________
(month, day, year)

6.	The registered agent’s name and registered office address is:

Registered agent:	Francean Hill

	First Name	Middle Initial	Last Name
Registered Office:	Suite 1901	2 North LaSalle Street

(P.O. Box alone and	Number	Street	Suite #
c/o are unacceptable)	Chicago, Illinois	60602	Cook

	City	Zip Code	County

7.	Purpose or purposes for which the LLC is organized: Include the business code # (Form 1065) (If not sufficient space to cover this point, add one or more sheets of this size.)

The transaction of any or all lawful businesses for which limited liability companies may be organized under the Limited Liability Company Act.

#6511

8.	The latest date the company is to dissolve	January 10, 2014 (month, day, year)	.

And other events of dissolution enumerated on an attachment.

9.	Other provisions for the regulation of the internal affairs of the LLC per Section 5-5 (a) (8) included as attachment: ☐Yes ☑ No

10.	a) Management is vested, in whole or in part, in managers: ☑Yes ☐ No List their names and business addresses
Zev Karkomi
Suite 1901
2 North LaSalle Street
Chicago, Illinois 60602
b) Management is retained, in whole or in part, by the members: ☐ Yes ☑ No List their names and addresses

The limited liability company has two or more members pursuant to S.5-1 of the Illinois Limited Liability Company Act.

11.	Name(s) & Address(es) of Organizer(s) Alan O. Amos Suite 5200
70 West Madison St.         Chicago, Illinois 60602
The undersigned affirms, under penalties of perjury, having authority to sign hereto, that this articles of organization is to the best of my knowledge and belief, true, correct and complete.

Dated October 4, 1995

	Signature(s) and Name(s) of Organizer(s)		Business Address(es)

1.	/s/ Alan O Amos	1.	70 West Madison Street

	Signature		Number	Street
	Alan O. Amos, Organizer		Chicago, Illinois 60602

	(Type or print name and title)		City/Town

	(Name if a corporation or other entity)		State		Zip Code
2.		2.
	Signature		Number	Street

	(Type or print name and title)		City/Town

	(Name if a corporation or other entity)		State		Zip Code
3.		3.
	Signature		Number	Street

	(Type or print name and title)		City/Town

	(Name if a corporation or other entity)		State		Zip Code
(Signatures must be in ink on an original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.) LLC-4